Exhibit 99.01

Vocera Reports $24.7M in Q1 Revenue; Reiterates Full-Year Guidance

•	Revenue of $24.7M

•	Non-GAAP EPS of ($0.14)

•	GAAP EPS of ($0.26)

•	Adjusted EBITDA of ($3.0)M

•	Maintain full-year 2014 revenue expectations of $105-$115M

SAN JOSE, Calif. — May 1, 2014 — Vocera Communications, Inc. (NYSE: VCRA), today reported revenue of $24.7 million, a GAAP net loss per share of ($0.26) and a non-GAAP net loss per share of ($0.14) for its first quarter of 2014. The company also reiterated its full-year 2014 guidance.

“It was a pivotal quarter for Vocera as we strengthened our position for future growth,” said Brent Lang, Vocera’s president and CEO. “We launched two new products into the market, added technology assets to enable new alarm management solutions later this year, strengthened sales and marketing processes, launched a broadened brand, and opened an additional development center in India. Despite continuing budget challenges in the hospital industry that resulted in bookings below our expectations, revenue increased 10% over the first quarter last year.”

First Quarter 2014 Results

Revenue for the first quarter of 2014 was $24.7 million, compared to $22.4 million last year. Total revenue was comprised of $14.2 million of product revenue and $10.5 million of services revenue.

Product revenue increased 9% year-over-year, comprised of $4.0 million of software revenue and $10.2 million of device revenue. Software revenue increased 31% year-over-year and device revenue grew 3%.

Services revenue of $10.5 million increased 11% from the year-ago first quarter. Services revenue in the quarter was comprised of $8.4 million of software maintenance and support, and $2.1 million of professional services. Support revenue increased 14%, while professional services were flat year-over-year.

GAAP gross margin was 60.3%, compared to 61.2% last year. Non-GAAP gross margin was 61.8%, versus 62.6% in the year-ago quarter.

Non-GAAP product gross margin for the first quarter 2014 was 66.0%, versus 65.6% last year. Non-GAAP services gross margin was 56.2%, versus 58.5% a year ago.

GAAP net loss for the quarter was ($6.4) million, or ($0.26) per share, compared to ($3.5) million, or ($0.14) per share in in the year-ago quarter.

Non-GAAP net loss for the first quarter 2014 was ($3.6) million, or ($0.14) per share, which excludes $2.6 million of stock-based compensation expense and $0.2 million of amortization of acquired intangibles expense. Non-GAAP net loss for the year-ago quarter was ($1.6) million, or ($0.07) per share.

Adjusted EBITDA for the first quarter was ($3.0) million, versus ($1.2) million in the first quarter 2013.

A reconciliation of non-GAAP to GAAP financial measures is included in the attached financial schedules.

As of March 31, 2014, the company had cash, cash equivalents and short-term investments of $121.8 million and no debt, compared to $127.7 million at December 31, 2013. Deferred revenue was $31.6 million at March 31, 2014, versus $32.5 million at December 31, 2013, and $27.2 million at March 31, 2013.

2014 Guidance

The company’s guidance remains unchanged for the year. For the full year 2014, we expect revenue between $105 and $115 million and a GAAP loss per share between ($0.89) and ($0.73).

We expect non-GAAP loss per share to be between ($0.28) and ($0.10), and non-GAAP Adjusted EBITDA to be between ($4.5) million and breakeven. Our full year 2014 non-GAAP guidance excludes estimated stock-based compensation expense ranging from $13 to $14 million, estimated amortization of intangibles of approximately $0.8 million, and legal costs related to the pending securities litigation. Non-GAAP earnings per share guidance is based on a fully diluted share count for the full year 2014 of 25.5 million shares. Income tax expense for the year is expected to be $0.2 to $0.3 million.

For the second quarter 2014, we expect revenue between $24 and $25 million and a GAAP loss per share between ($0.27) and ($0.24).

We expect non-GAAP loss per share to be between ($0.14) and ($0.11), and non-GAAP Adjusted EBITDA to be between ($2.9) and ($2.2) million. Our second quarter 2014 non-GAAP guidance excludes estimated stock-based compensation expense of $3.2 million and estimated amortization of intangibles of approximately $0.2 million. Non-GAAP earnings per share guidance is based on a fully diluted share count for the second quarter 2014 of 25.4 million shares. We do not expect material income tax expense for the second quarter.

Conference Call Information

The Company will host a conference call at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific, today, May 1, 2014, to discuss the company’s results.

Investors may access a free, live webcast of the call through the Investors section of the company’s website at investors.vocera.com

The call also can be accessed by dialing 877-703-6102, or 857-244-7301 for international callers, and using the access code 4422 7322.

A webcast replay of the call will be archived on the company’s website.

Forward Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the U.S. federal securities laws, including statements regarding future events, such as our expected operating results for the full year and second quarter of 2014, the future financial performance of our company, the introduction of new products and the effect macroeconomic conditions affecting the health care industry will have on our business and results of operations. These forward-looking statements are based on limited information currently available to us and our management`s expectations, which are inherently subject to change and involve a number of risks and uncertainties. Actual events or results may differ materially from those in any forward-looking statement due to various factors, including but not limited to, the effects of the Patient Protection and Affordable Care Act of 2010; changes in regulations in the U.S. and other countries; the effects on government and commercial hospital customers of the federal budget, the federal budget sequester, and budgetary uncertainty; changes in healthcare insurance coverage and consumers’ utilization of healthcare and hospital services; our ability to maintain profitability; the demand for our various solutions in the healthcare and other markets; our lengthy and unpredictable sales cycle; our ability to offer high-quality services and support for our solutions; to acquire the sole and limited source hardware and software components of our solutions; to obtain the required capacity and product quality from our contract manufacturer; to develop and introduce new solutions and features to existing solutions and to manage our growth; and the other factors described in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as our other filings with the SEC. Our filings with the Securities and Exchange Commission (“SEC”) are available on the Investors section of our company`s web site at www.vocera.com. The financial and other information contained in this press release should be read in conjunction with the financial statements and notes thereto included in our filings with the SEC. Our operating results for the first quarter of 2014 are not necessarily indicative of our operating results for any future periods. This press release speaks only as of its date. We assume no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual events or results could differ materially from those anticipated in forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Our management evaluates the company’s results and makes operating decisions using various GAAP and non-GAAP measures. In addition to our GAAP results, we also consider non-GAAP gross margin for products and for services, non-GAAP net income/ (loss), and non-GAAP earnings/loss per diluted share. We also present Adjusted EBITDA, a non-GAAP measure that we reconcile to net income/loss. These non-GAAP measures should not be considered as a substitute for the corresponding financial measure derived in accordance with GAAP. We present the non-GAAP measures because we consider them to be important supplemental information for our investors for analyzing our performance, core operating results and trends. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures included with this press release.

Our non-GAAP gross margin, non-GAAP net income/(loss), and non-GAAP earnings/loss per diluted share as well as Adjusted EBITDA are exclusive of certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis because such items are not related to our ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a) Stock-based compensation expense impact. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options as non-GAAP adjustments in each period.

b) Amortization of acquired intangibles. We acquired certain companies in 2010 and 2014, and booked intangible assets related to these acquisitions. The amortization of these acquired intangible assets is excluded from non-GAAP net income because it is not related to ongoing controllable management decisions and because it is non-cash in nature.

c) Securities litigation. In August 2013, Vocera and other related parties were named as defendants in two purported securities class actions, alleging claims for allegedly misleading statements regarding our business and financial results. As the cases progress, we may encounter more significant legal costs for our defense. Our projections of net income/ (loss), and non-GAAP earnings/loss per diluted share for the full year and second quarter 2014 do not give effect to any such future legal expenses because we do not regard them as reflective of the costs we incur to operate our business.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Vocera’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding our financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) These non-GAAP financial measures facilitate comparisons to the operating results of other companies commonly compared to us, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance; and

3) These non-GAAP financial measures are employed by our management in their own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting.

Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:

i) While share-based compensation constitutes one of our ongoing and recurring expenses, it is not an expense that requires cash settlement by us. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii) We present share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation are dependent upon the trading price of our common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•	Our stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future; and

•	Other companies may calculate non-GAAP financial measures differently than us, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between our non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in our SEC filings.

Vocera Communications, Inc.

Condensed consolidated statements of operations

(Unaudited)

	Three months ended March 31
(in thousands, except per share amounts)	2014	2013
Revenue
Product	$14,189	$12,960
Service	10,487	9,453

Total revenue	24,676	22,413

Cost of revenue
Product	4,990	4,610
Service	4,814	4,084

Total cost of revenue	9,804	8,694

Gross profit	14,872	13,719

Operating expenses
Research and development	4,066	3,614
Sales and marketing	12,743	10,232
General and administrative	4,397	3,298

Total operating expenses	21,206	17,144

Loss from operations	(6,334)	(3,425)
Interest income	87	24
Interest expense and other finance charges	—	—
Other expense, net	(65)	(47)

Loss before income taxes	(6,312)	(3,448)
Provision for income taxes	(77)	(51)

Net loss	$(6,389)	$(3,499)

Net (loss) income per share:
Basic and diluted	($0.26)	($0.14)

Weighted average shares used to compute net (loss) income per share attributable to common stockholders:
Basic and diluted	25,047	24,282

Vocera Communications, Inc.

Condensed consolidated balance sheets

(Unaudited)

	As of
	March 31,	December 31,
(in thousands)	2014	2013
Assets
Current assets
Cash and cash equivalents	$25,912	$39,652
Short term investments	95,847	88,024
Accounts receivable, net	20,151	23,543
Other receivables	801	882
Inventories	5,340	5,665
Prepaid expenses and other current assets	2,593	1,892

Total current assets	150,644	159,658
Property and equipment, net	4,957	5,365
Intangible assets, net	2,664	1,544
Goodwill	7,678	5,575
Other long-term assets	1,014	965

Total assets	$166,957	$173,107

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	2,656	3,531
Accrued payroll and other current liabilities	8,901	9,841
Deferred revenue, current	25,177	26,133

Total current liabilities	36,734	39,505
Deferred revenue, long-term	6,470	6,398
Other long-term liabilities	1,736	1,641

Total liabilities	44,940	47,544
Stockholders’ equity	122,017	125,563

Total liabilities and stockholders’ equity	$166,957	$173,107

Vocera Communications, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Three months ended March 31,
	2014			2013
	Net income (loss)	Diluted shares	Earnings (loss) per share- diluted	Net income (loss)	Diluted shares	Earnings (loss) per share- diluted
GAAP	$(6,389)	25,047	($0.26)	$(3,499)	24,282	($0.14)
Non-GAAP Adjustments:
Stock compensation adjustment (a)
Gross Margin	286			222
Operating Expenses	2,312			1,482
Intangible amortization (b)
Gross Margin	98			92
Operating Expenses	82			90

Total adjustments	2,778	—	0.12	1,886	—	0.07
Non-GAAP	$(3,611)	25,047	$(0.14)	$(1,613)	24,282	$(0.07)

(a)	This adjustment reflects the accounting impact of non-cash stock-based compensation expense
(b)	This adjustment reflects the accounting impact of acquisitions in 2010 and 2014 in non-cash expense.

Vocera Communications, Inc.

Non-GAAP income adjusting items

(In thousands, unaudited)

	Three months Ended March 31,
	2014			2013
	Stock based Compensation	Intangible Amortization	Total Adjustments	Stock based compensation	Intangible Amortization	Total Adjustments
Gross Margin
Product	$63	$98	$161	$64	$92	$156
Services	223		223	158		158
Operating expenses:
Research and development	220		220	209		209
Sales and marketing	967	71	1,038	579	87	666
General and administrative	1,125	11	1,136	694	3	697
Other (income) expense

Non-GAAP income adjustments	$2,598	$180	$2,778	$1,704	$182	$1,886

Vocera Communications, Inc.

Adjusted EBITDA

(In thousands, unaudited)

	Three months ended March 31,
	2014	2013
GAAP net income (loss)	$(6,389)	$(3,499)
Add back:
Stock compensation expense	2,598	1,704
Interest (income) expense, net	(63)	(24)
Depreciation and amortization	736	538
Income tax (benefit) expense	77	51

Non-GAAP adjusted EBITDA	$(3,041)	$(1,230)

About Vocera

Vocera empowers integrated, intelligent communication in healthcare, hospitality, energy and other mission-critical mobile environments. Vocera is widely recognized for developing smarter ways to communicate that improve patient and customer satisfaction with the Vocera Communication and Care Experience solutions. Vocera provides technology innovations and thought leadership that humanize healthcare for patients, families and care teams and improve customer experience in more than 1,200 organizations worldwide. Vocera is headquartered in San Jose, Calif., with offices in San Francisco, Tennessee, Canada, Singapore, India and the United Kingdom. For more information, visit www.vocera.com and @VoceraCom on Twitter.

The Vocera logo is a trademark of Vocera Communications, Inc. Vocera® is a trademark of Vocera Communications, Inc. registered in the United States and other jurisdictions.

Contacts:

Investors:	Media:
Brad Samson	Shanna Hearon	Claire Baki
Vocera	Vocera	MSLGROUP
408.882.5737	shearon@vocera.com	415.512.0770
bsamson@vocera.com		Vocera@schwartzmsl.com